Exhibit 10.10

                              CONSULTING AGREEMENT

      This Agreement is made as of the 7th day of July, 2004 by and between Ovation Products Corporation, a Delaware corporation having its principal place of business at 395 East Dunstable Road, Nashua, New Hampshire 03062 (the "Company"), and Alexandros Partners LLC, a Delaware limited liability company having its principal place of business at 45 First Avenue, Waltham, Massachusetts 02451 (the "Consultant").

      The principals of the Consultant have substantial experience in financial management and financing matters; and

      The Company desires to retain the services of the Consultant to advise the Company with respect to a proposed capital financing to be initiated by the Company and to provide other financial management services.

      The parties, intending to be legally bound, do hereby agree as follows:

1. CONSULTING SERVICES

      a) The Company hereby agrees to engage the Consultant, and the Consultant hereby accepts such engagement, to advise the Company with respect to the terms, structure and timing of a proposed capital financing (each a "Financing"), which may take the form of:

      (i)   a private placement of the Company's equity or debt securities,
      (ii)  a bridge financing,
      (iii) a public offering of the Company's securities whether effected directly through an initial public offering or indirectly through a merger with a publicly held company,
      (iv) a private investment in a public company, and to identify for or to introduce the Company to potential investors in the Financing and to provide such additional assistance to the Company with respect to financial management issues related to the Financing as the Company may request.

      b) The Company also agrees to engage the Consultant, and the Consultant agrees to accept such engagement, to advise the Company with respect to possible strategic transactions involving the Company and one or more parties including, without limitation, whether effected in one transaction or a series of transactions (each a "Transaction") which may take the form of:

      (i) any merger, consolidation, reorganization or other business combination pursuant to which the business of the Company is combined with that of another party,
      (ii) the acquisition, directly or indirectly, by another party of more than 50% of the capital stock or assets of the Company by way of a negotiated purchase or otherwise, or
      (iii) the acquisition, directly or indirectly, by the Company of more than 50% of the capital stock or assets of another party by way of a negotiated purchase or otherwise.

      c) The consulting services to be provided by the Consultant will be performed exclusively by the principals of the Consultant. The Company acknowledges that (a) the Consultant is not a registered broker or dealer under federal or state law and is not a member of the National Association of Securities Dealers, and (b) the Consultant will not be acting as a placement agent for the Company or as a broker or dealer in connection with any Financing or Transaction.

      d) The Company retains the right to pursue fundraising activities on its own.

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2. TERM

      The consulting engagement shall commence on the date first set forth above (the "Commencement Date"), and shall continue until the completion of the Financing but no later than July 7, 2005. The Company will have the right to terminate this Agreement at any time and for any reason prior to July 7, 2005 by written notice to the Consultant, but such termination will not affect the Consultant's right to receive the Consulting Fees set forth in Section 5 of this Agreement upon the closing of a qualified Financing.

3. POSITION AND DUTIES; LOCATION

      The principals of the Consultant shall perform the consulting duties at such location or locations as the Consultant shall choose, except that the Company shall have the right from time to time, upon reasonable notice, to require one or more of the principals of the Consultant to attend meetings at locations designated by the Company.

4. PERFORMANCE

      The Consultant shall perform the consulting services in a competent and skillful manner. The Consultant shall comply with all reasonable rules, procedures and standards adopted from time to time by the Company. Nothing in this Agreement shall prevent the Consultant from undertaking other consulting engagements during the term of this Agreement so long as such services do not conflict with the timely and competent performance of the Consultant's duties under this Agreement.

5. CONSULTING FEE

      In full consideration of the services to be provided by the Consultant, the Company will pay the following compensation to the Consultant:

      a) The Company will pay the Consultant at the execution of this agreement a consulting fee in the amount of $22,000.

      b) No later than thirty (30) days after closing of at least $1 million of the Financing, at the Consultant's option, either: (i) $50,000 in cash, or (ii) that number of shares of the Company's Common Stock, par value $.01 per share or the Common Stock of the Company's successor by merger (both referred to herein as the "Common Stock") as shall be determined by dividing $50,000 by the purchase price per share of Common Stock issued by the Company or its successor in the Financing.

            In addition, the Company or its successor will issue to the Consultant, no later than thirty (30) days after the closing of at least $1 million of the Financing, a stock purchase warrant granting to the Consultant the right to purchase 50,000 shares of Common Stock (the "Financing Warrant"). The Warrant will provide for full ratchet anti-dilution and will be exercisable at any time for seven (7) years from the closing of the Financing at an exercise price equal to the purchase price per share of Common Stock issued by the Company or its successor by merger in the Financing. The number of shares of Common Stock covered by the Warrant shall be equitably adjusted to reflect any of the following events that occur after the date of this Agreement and prior to the issuance of the Warrant: (a) the Company issues any stock dividend paid in shares of Common Stock, (b), the Company subdivides or splits-up the shares of Common Stock, (c) the Company effects any reverse stock split of the shares of Common Stock, (d) the Company effects any recapitalization, reclassification or other restructuring of the shares of Common Stock, (e) any merger or consolidation of the Company with or into any other entity or any other entity acquires substantially all of the capital stock or assets of the Company. If, prior to the issuance of the Warrant, any shares of Common Stock are exchanged for any other security of any other company, then the Warrant shall grant the Consultant the right to purchase the equivalent number of


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such other securities.  The Financing Stock Option will become fully exercisable upon any liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, or upon the closing or completion of any Transaction.

      c) At the closing of a Transaction achieved through the efforts of the Consultant, at the Consultant's option, either: (i) $50,000 in cash, or (ii) that number of shares of Common Stock as shall be determined by dividing $50,000 by the Purchase Price per Share (as defined below) paid to the Company or its security holders or by the Company or its security holders in such Transaction. For purposes of this subsection (b), the term "Purchase Price per Share" means the sum of the aggregate fair market value of any securities issued, and any cash consideration paid, directly or indirectly, to the Company or its security holders or by the Company or its security holders in connection with a Transaction, plus the amount of any indebtedness of the Company that is assumed, directly or indirectly, by the other party or the amount of any indebtedness of the other party to the Transaction that is assumed, directly or indirectly, by the Company.

            In addition, the Company or its successor by merger will issue to the Consultant, no later than thirty (30) days after the closing of the Transaction, a stock purchase warrant granting to the Consultant the right to purchase 50,000 shares of Common Stock (the "Transaction Warrant"). The Warrant will provide for full ratchet anti-dilution and will be exercisable at any time for seven (7) years from the closing of the Financing at an exercise price equal to the purchase price per share of Common Stock issued by the Company or its successor by merger in the Transaction. The number of shares of Common Stock covered by the Warrant shall be equitably adjusted to reflect any of the following events that occur after the date of this Agreement and prior to the issuance of the Warrant: (a) the Company issues any stock dividend paid in shares of Common Stock, (b), the Company subdivides or splits-up the shares of Common Stock, (c) the Company effects any reverse stock split of the shares of Common Stock, (d) the Company effects any recapitalization, reclassification or other restructuring of the shares of Common Stock, (e) any merger or consolidation of the Company with or into any other entity or any other entity acquires substantially all of the capital stock or assets of the Company. If, prior to the issuance of the Warrant, any shares of Common Stock are exchanged for any other security of any other company, then the Warrant shall grant the Consultant the right to purchase the equivalent number of such other securities. The Transaction Warrant will become fully exercisable upon any liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, or upon the closing or completion of any Transaction.

      d) The Consultant shall be entitled to receive compensation either for a Financing or a Transaction, but not both events. The compensation will be based on the first such event to occur.

6. REIMBURSEMENT OF EXPENSES

      The Company shall reimburse the Consultant for all normal and reasonable business expenses incurred by the Consultant in the performance of its duties, provided that such expenses are approved in advance by the Company. Total expenses should not exceed $2,000.

7. CONFIDENTIAL INFORMATION

      7.1 The Consultant acknowledges that its relationship with the Company is one of high trust and confidence by reason of its access to the trade secrets and confidential and proprietary information of the Company. The Consultant shall not, and shall take all reasonable commercial steps to ensure that its principals and employees will not, at any time, either during its engagement by the Company or thereafter, disclose to others, or use for its own benefit or for the benefit of others, any confidential, proprietary or secret information owned, possessed or used by the Company (collectively, "Confidential Information"). By way of illustration, but not limitation, Confidential Information includes trade secrets,


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

technical information, product designs, inventions, data, marketing plans, forecasts, unpublished financial information, budgets, licenses, prices, costs, and employee, customer and supplier lists and information.

      7.2 The undertakings and obligations of the Consultant under this Section 7 shall not apply, however, to any Confidential Information which (i) is or becomes generally known to the public through no unauthorized action on the part of the Consultant or its principals or employees, (ii) is generally disclosed to third parties by the Company without restriction on such third parties, or (iii) is approved for release by the Company.

      7.3 The Consultant acknowledges that the disclosure of any Confidential Information may give rise to irreparable injury to the Company and that money damages would be an inadequate remedy for any such breach. Accordingly, the Company may seek and obtain injunctive relief against the breach or threatened breach of this Agreement, in addition to any other legal or equitable remedies which may be available. The Consultant acknowledges that the covenants and agreements set forth in this Agreement are necessary for the protection of the legitimate business interests of the Company and are reasonable in scope and content.

      7.4 Upon the termination of this Agreement, the Consultant shall return to the Company all Confidential Information in its possession or under its control.

8. INDEPENDENT CONTRACTOR

      The Consultant will furnish its services as an independent contractor and not as an agent or legal representative of the Company. Neither the Consultant, nor any principal or employee of the Consultant, has any power or authority to act for, represent or to bind the Company in any manner.

9. NO WARRANTY

      The Company acknowledges that the Consultant has made no representations or warranties to the Company with respect to the outcome, timing or results of the Financing.

10. MISCELLANEOUS

      10.1 MODIFICATIONS AND WAIVERS

      No change, modification or waiver of any provision of this Agreement shall be valid or binding unless it is in writing and signed by the parties intended to be bound. No waiver of any breach, term or condition shall constitute a subsequent waiver of the same or any other breach, term or condition.

      10.2 NOTICES

      All notices, requests, consents, approvals, agreements or other communications required or permitted to be given under this Agreement shall be in writing and shall be delivered by hand or sent by facsimile transmission or email with subsequent written confirmation, or by registered or certified mail (postage prepaid, return receipt requested), or by recognized overnight courier, addressed to the respective addresses of the parties first set forth above or to such other address as either party shall designate for itself by notice to the other party given as provided above. Any such notice or other communication shall be deemed to have been given or made upon delivery, if delivered personally or by facsimile or email transmission during business hours, three business days after mailing, if mailed, or one business day after delivery to an overnight courier, if delivered by overnight courier service.

      10.3 GOVERNING LAW; CONSENT TO JURISDICTION


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

      This Agreement shall be governed by and construed exclusively in accordance with the laws of the Commonwealth of Massachusetts without regard to choice of law principles. Each of the parties to this Agreement irrevocably submits to the jurisdiction of any federal or state court sitting in Boston, Massachusetts over any action or proceeding arising out of or relating to this Agreement and each party irrevocably agrees that all claims in respect to such action or proceeding may be heard or determined in such state or federal court. The parties agree that a final judgment in any action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

      10.4 ASSIGNMENT

      This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors, heirs, legatees and permitted assigns, including any public company into which the Company is merged as contemplated by Section 1 of this Agreement. Except as the result of a merger of the Company into a public company, this Agreement is not assignable except with the prior written consent of the other party.

      10.5 ENTIRE AGREEMENT

      This Agreement shall constitute the entire agreement between the parties with respect to the subject matter hereof superseding all prior agreements.

      10.6 SEVERABILITY

      The parties have carefully considered the covenants and agreements contained in this Agreement and hereby stipulate that such covenants and agreements are fair and reasonable in light of all the facts and circumstances of the relationship between the parties; however, in the event a court or tribunal shall decline to enforce any of the covenants set forth in this Agreement, such covenants shall be deemed modified to the extent that the court shall find enforceable. If any provision of this Agreement is found to be invalid by any court or tribunal, the invalidity of such provision shall not affect the validity of the remaining provisions of this Agreement.

      IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the date set forth at the beginning of this Agreement.

OVATION PRODUCTS CORPORATION                        ALEXANDROS PARTNERS LLC


By: /s/ William E. Lockwood                        By: /s/ Anthony S. Loumidis
    ------------------------                           -------------------------
Name:  William E. Lockwood                          Name:  Anthony S. Loumidis
Title: President                                    Title: President


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